Exhibit 4.3

SEVENTH SUPPLEMENTAL INDENTURE

THIS SEVENTH SUPPLEMENTAL INDENTURE (this “Supplemental Indenture”), dated as of May 12, 2006, is among Plains All American Pipeline, L.P., a Delaware limited partnership (the “Partnership”), PAA Finance Corp., a Delaware corporation (“PAA Finance” and, together with the Partnership, the “Issuers”), Plains LPG Services GP LLC, a Delaware limited liability company (“LPG LLC”), Plains LPG Services, L.P., a Delaware limited partnership (“LPG LP”) and Lone Star Trucking, LLC a California limited liability company (“Lone Star” and, together with LPG LLC and LPG LP, the “Subsidiary Guarantors”), direct or indirect subsidiaries of Plains All American Pipeline, L.P. (or its successor), a Delaware limited partnership (the “Partnership”), and Wachovia Bank, National Association, as trustee under the indenture referred to below (the “Trustee”).

WITNESSETH

WHEREAS, the Issuers have heretofore executed and delivered to the Trustee an indenture (the “Original Indenture”), dated as of September 25, 2002, as supplemented by the First, Second, Third, Fourth and Fifth Supplemental Indentures (the Original Indenture as so supplemented, the “Indenture”), dated as of September 25, 2002, December 10, 2003, August 12, 2004, August 12, 2004 and May 27, 2005, respectively, among the Issuers, the Subsidiary Guarantors and the Trustee, providing for the issuance of the Issuers’ 7¾% Senior Notes due 2012, 5 5/8% Senior Notes due 2013, 4.750% Senior Notes due 2009, 5.875% Senior Notes due 2016 and 5.25% Senior Notes due 2015, respectively (such Senior Notes being hereinafter referred to collectively as the “Notes”);

WHEREAS, Section 5.10 of the First Supplemental Indenture and Section 5.05 of the Second, Third, Fourth and Fifth Supplemental Indentures provide that under certain circumstances the Partnership is required to cause the Subsidiary Guarantors to execute and deliver to the Trustee a supplemental indenture pursuant to which the Subsidiary Guarantors shall unconditionally guarantee all of the Issuers’ obligations under the Notes pursuant to a Guarantee on the terms and conditions set forth herein; and

WHEREAS, pursuant to Section 9.01 of the Original Indenture, the Issuers and the Trustee are authorized to execute and deliver this Supplemental Indenture;

NOW THEREFORE, in consideration of the foregoing and for other good and valuable consideration, the receipt of which is hereby acknowledged, the Issuers, the Subsidiary Guarantors and the Trustee mutually covenant and agree for the equal and ratable benefit of the holders of the Notes as follows:

1.             Definitions. (a) Capitalized terms used herein without definition shall have the meanings assigned to them in the Indenture.

(b)           For all purposes of this Supplemental Indenture, except as otherwise herein expressly provided or unless the context otherwise requires: (i) the terms and expressions used herein shall have the same meanings as corresponding terms and expressions used in the Indenture; and (ii) the words “herein,” “hereof and “hereby” and other words of similar import used in this Supplemental Indenture refer to this Supplemental Indenture as a whole and not to any particular section hereof.

2.             Agreement to Guarantee. The Subsidiary Guarantors hereby agree, jointly and severally with all other Subsidiary Guarantors under the Indenture, to guarantee the Issuers’ obligations under the Notes on the terms and subject to the conditions set forth in Article IX of the First, Second, Third, Fourth and Fifth Supplemental Indentures, as applicable, and to be bound by all other applicable provisions of the Indenture. Except as expressly amended hereby, the Indenture is in all respects ratified and confirmed and all the terms, conditions and provisions thereof shall remain in full force and effect. This Supplemental Indenture shall form a part of the Indenture for all purposes, and every holder of Notes heretofore or hereafter authenticated and delivered shall be bound hereby.

3.             GOVERNING LAW. THIS SUPPLEMENTAL INDENTURE SHALL BE DEEMED TO BE A NEW YORK CONTRACT, AND FOR ALL PURPOSES SHALL BE CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.

4.             Trustee Makes No Representation. The Trustee makes no representation as to the validity or sufficiency of this Supplemental Indenture.

5.             Counterparts. The parties may sign any number of copies of this Supplemental Indenture. Each signed copy shall be an original, but all of them together represent the same agreement.

6.             Effect of Headings. The Section headings herein are for convenience only and shall not effect the construction thereof.

[Signature page follows.]

2

IN WITNESS WHEREOF, the parties hereto have caused this Supplemental Indenture to be duly executed as of the date first above written.

PLAINS ALL AMERICAN PIPELINE, L.P.

By:	Plains AAP, L.P., its General Partner

By:	Plains All American GP LLC, its General Partner

	By:	/s/ Phil Kramer
Phil Kramer
Executive Vice President
and Chief Financial Officer

PAA FINANCE CORP.

By:	/s/ Phil Kramer
Phil Kramer
Executive Vice President
and Chief Financial Officer

Signature Page to Supplemental Indenture

PLAINS LPG SERVICES GP LLC

By:	Plains Marketing, L.P., its Sole Member

By:	Plains Marketing GP Inc., its General Partner

	By:	/s/ Phil Kramer
Phil Kramer
Executive Vice President and Chief
Financial Officer

PLAINS LPG SERVICES, L.P.

By:	Plains LPG Services GP LLC, its General Partner

By:	Plains Marketing, L.P., its Sole Member

By:	Plains Marketing GP Inc., its General Partner

	By:	/s/ Phil Kramer
Phil Kramer
Executive Vice President and Chief
Financial Officer

LONE STAR TRUCKING, LLC

By:	Plains LPG Services, L.P., its Sole Member

By:	Plains LPG Services GP LLC, its General Partner

By:	Plains Marketing, L.P., its Sole Member

By:	Plains Marketing GP Inc., its General Partner

	By:	/s/ Phil Kramer
Phil Kramer
Executive Vice President and Chief
Financial Officer

Signature Page to Supplemental Indenture

WACHOVIA BANK, NATIONAL
ASSOCIATION, as Trustee

By:	/s/ Ronda L. Porman
Name:	Ronda L. Porman
Title:	Vice President

Signature Page to Supplemental Indenture